UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Monday, 29 March 2019

GENEREX BIOTECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	000-29169	98-0178636
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

10101 USA Today Way, Miramar, Florida		33025
(Address of principal executive offices)		(Zip Code)

(416) 364-2551
(Registrant’s telephone number, including area code)

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13 (a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2019, Generex Biotechnology Corporation (“Generex”), its wholly owned subsidiary NuGenerex Distribution Solutions 2, LLC (“NDS”), and Veneto Holdings, L.L.C. (“Veneto”) entered into a Restructuring Agreement of the payment terms of a Promissory Note entered into on January 15, 2019, regarding an Asset Purchase Agreement entered into on October 3, 2019. The principal amount due under the Promissory Note of $35,000,000 has been materially amended as follows:

Under the Restructuring Agreement, in lieu of any other payments under the APA or the Promissory Note issued pursuant to the APA, and the Amendment Agreement dated January 15, 2019, Generex will deliver shares of Generex and its subsidiary, Antigen Express, Inc.

All Generex stock delivered pursuant to the Restructuring Agreement will be outstanding shares held by four Generex shareholders, or a trust to which they will contribute their shares, who have agreed to make their shares available for Generex’s benefit, and therefore will not increase the outstanding shares. The specific shares to be delivered are:

•	An aggregate 8,400,000 shares of Generex common stock to be delivered on or before April 22, 2019;
•	An aggregate 5,500,000 shares of common stock of Antigen Express, Inc., (an increase from 3,500,000 shares previous agreed and approximately 1.4% of the outstanding Antigen shares); and
•	Limited “downside protection” on the value of the Generex shares. Generex will deliver additional shares (“Compensatory Shares”) to the Members to assure the Members an aggregate value of $2.50 per shares times 8,400,000. On the Pay Date of June 15, 2020 (“Pay Date”) the Members will receive Compensatory Shares in accordance with the following calculation, if the following results in a positive number: $2.50 per Generex share times the shares issued (8,400,000) minus the Sale Price of the proceeds of sale of any Generex shares by the Members in the interim (“Sale Price”) times the number of shares sold (“Shares Sold”) divided by the Spot Price of the price of the common voting shares of Generex on the Pay Date (“Spot Price”). Any sale above the Strike Price shall be discarded. The Sale Price shall, for calculation under this agreement shall be no less than $1.50 per share. Any actual proceeds of sale that are less than $1.50 per shares shall be calculated at $1.50 regardless of the actual proceeds of sale. As such, the Members shall have downside protection from $2.50 to $1.50. The downside protection lapses if the volume weighted average price of the Generex shares, in any period of 90 consecutive trading days, is over $5 per share.

The recipients of the shares will be the Members as well as a Long Term Incentive Compensation Plan of Veneto whose beneficiaries include 35 former Veneto employees. The recipients of the Generex shares have agreed not sell more than 10% of the daily average volume of Generex shares per trading day, or 10% of average weekly volume, with certain exceptions.

The recipients of the Generex shares under the Restructuring Agreement have the right to include those shares in any Registration Statement filed with the Securities and Exchange Commission (“Registration”), if any.

This Current Report contains summaries of the material terms of the Restructuring Agreement. The summaries of this document is subject to, and are qualified in their entirety by, reference to the Restructuring Agreement, which is filed as an exhibit hereto and incorporated herein by reference.

Forward-Looking Statements

Statements in this report may contain certain forward-looking statements. All statements included concerning activities, events or developments that the Generex expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements. Known risks and uncertainties also include those identified from time to time in the reports filed by Generex with the Securities and Exchange Commission, which should be considered together with any forward-looking statement. No forward-looking statement is a guarantee of future results or events, and one should avoid placing undue reliance on such statements. Generex undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Generex cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Generex will obtain regulatory approval for any “phase” of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency. Generex claims the protection of the safe harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The list of exhibits called included in this Current Report is incorporated by reference to the Exhibit Index filed with this report.

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Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: Wednesday, 27 March 2019

Generex Biotechnology Corp.

/s/ Joe Moscato
By: Joe Moscato, CEO, President

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Exhibit Index

Exhibit No	Description
10.1	Restructuring Agreement by and between Veneto Holdings, L.L.C., Generex Biotechnology Corporation, NuGenerex Distribution Solutions 2, LLC and the members of Veneto Holdings, L.L.C. dated March 28, 2019

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